UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 3, 2013
(April 2, 2013)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As of 5:00 p.m., New York City time, April 2, 2013, the conclusion of the extended early participation period and the expiration date for PNM Resources, Inc.'s wholly-owned subsidiary, Texas-New Mexico Power Company's (“TNMP”) previously announced exchange offer for any and all of TNMP's $265,500,000 aggregate principal amount outstanding 9.50% First Mortgage Bonds, due 2019, Series 2009A (CUSIP Nos. 882587AY4 and U88265AB6) (the “Existing Bonds”), for a new series of 6.95% First Mortgage Bonds, due 2043, Series 2013A (CUSIP Nos. 882587AZ1 and U88265AC4 ) (the “New Bonds”) and cash, $93,198,000 aggregate principal amount of Existing Bonds had been validly tendered and not withdrawn.

Settlement of the exchange offer occurred on April 3, 2013. Upon settlement, TNMP issued $93,198,000 of New Bonds and paid an aggregate of $13,047,720 in cash for early participation payments for Existing Bonds tendered prior to the expiration of the extended early participation period, in addition to payment of accrued and unpaid interest on the accepted Existing Bonds up to, but not including, the settlement date.

The New Bonds will bear interest at the rate of 6.95% per annum from April 3, 2013 to April 1, 2043. Interest on the New Bonds will be payable semi-annually in arrears on April 1 and October 1 of each year beginning on October 1, 2013. TNMP may redeem some or all of the New Bonds at any time and from time to time at a “make-whole” redemption price, plus accrued and unpaid interest to the date fixed for redemption. The New Bonds are secured by a first mortgage on substantially all of TNMP's property, subject to excepted encumbrances, reservations, contracts and exceptions.

The New Bonds were issued on April 3, 2013, pursuant to the First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), between TNMP and Union Bank, N.A. (successor to The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), as previously supplemented and as further supplemented by the Fifth Supplemental Indenture dated as of April 3, 2013, between TNMP and the Trustee (the “Fifth Supplemental Indenture”), which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference. A copy of the Original Indenture was filed by TNMP as an exhibit to its Form 8-K filed on March 27, 2009.

The Exchange Offer was made only to holders of Existing Bonds who certified their status as either “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933 (“Securities Act”), or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act.

The New Bonds are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws. This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the New Bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of April 3, 2013, between Texas-New Mexico Power Company and Union Bank, N.A., as Trustee
99.1	Press Release of Texas-New Mexico Power Company, dated April 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
TEXAS-NEW MEXICO POWER COMPANY

(Registrants)

Date: April 3, 2013	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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